Exhibit 23.3

GCA Savvian Advisors, LLC 150 California Street, Ste 2300 San Francisco, CA 94111 (415) 318-3600

October 19, 2014

Dear Dennis:

We hereby consent to the use of our name in the Registration Statement on Form S-1 filed by Ikanos Communications, Inc. with the Securities and Exchange Commission and to the reference in such Registration Statement to the information provided by GCA Savvian.

Sincerely,

/s/ Bryce P. Dakin
Bryce Dakin

Managing Director

WWW GCASAVVIAN.COM

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